Exhibit 10.2

SIXTH ADDENDUM TO EMPLOYMENT AGREEMENT

THIS SIXTH ADDENDUM TO EMPLOYMENT AGREEMENT (the “Sixth Addendum”) is made effective as of the 14th day of October, 2009, by and between Anworth Mortgage Asset Corporation, a Maryland corporation (“Anworth”), and Joseph Lloyd McAdams (the “Executive”).

W I T N E S S E T H :

WHEREAS, the Executive and Anworth Mortgage Advisory Corporation (the “Company”) entered into an employment agreement dated January 1, 2002, which was subsequently assumed by Anworth, and the Executive and Anworth have since entered into a number of addendums to such agreement (as amended to date, the “Agreement”);

WHEREAS, Anworth and the Executive desire to further modify the terms of the Executive’s employment under the Agreement.

NOW THEREFORE, the parties hereby covenant and agree as follows:

1. Effective Date. This Sixth Addendum shall become effective on the date hereof.

2. Payments Under 2002 Incentive Compensation Plan. Section 7(b)(ii) of the Agreement is hereby amended by deleting the second sentence within such section and replacing it with the following:

“Such amounts shall be paid in cash no less than quarterly in accordance with the terms of the 2002 Incentive Compensation Plan.”

3. Consent to Amendment of 2002 Incentive Compensation Plan. Executive hereby consents to the amendment to the 2002 Incentive Compensation Plan approved by Anworth’s Board of Directors, a copy of which is attached hereto as Exhibit A.

4. Remaining Terms Unchanged. The parties agree that all terms and conditions of the Agreement (as modified by this Sixth Addendum), including, but not limited to, all provisions pertaining to compensation, termination, choice of law and arbitration, shall remain in full force and effect as modified hereby.

IN WITNESS WHEREOF, this Sixth Addendum to Employment Agreement is executed as of the day and year first above written.

Executive

/S/ JOSEPH LLOYD MCADAMS
Joseph Lloyd McAdams

Anworth Mortgage Asset Corporation

By:	/S/ THAD M. BROWN
Name:	Thad M. Brown
Title:	Chief Financial Officer

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